ARTICLES OF INCORPORATION
                                       OF
                         INFORMATION NETWORK RADIO, INC.

                                       I.

                         The name of the corporation is
                         INFORMATION NETWORK RADIO, INC.

                                       II.

         The purpose of this corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of California other than the banking business, the trust company business, or the practice of a profession permitted to be incorporated by the California Corporation Code.

                                      III.

         The name and address in the State of California of this corporation's initial agent for service of process is William E. Green, William Green & Associates, 550 Hamilton Avenue, Suite 320, Palo Alto, California 94301.

                                       IV.

         This Corporation is authorized to issue only one class of shares of stock which shall be designated "common shares;" and the total number of shares which this Corporation is authorized to issue is 10,000,000.

                                       V.

(a) The corporation may indemnify the directors and officers of the corporation to the fullest extent permissible under California Law.

(b) The corporation is authorized to provide indemnification of agents (as defined in Section 317 of the California Corporations Code through bylaw  provisions,  agreements  with agents,  vote of  shareholders  or disinterested directors, or otherwise, to the fullest extent permissible under California law as provided in Sections 317 and 204 of the California Corporations Code.

(c) Any amendment, repeal or modification of any provision of this Article V shall not adversely affect an agent (as defined in Section 317 of the California Corporations Code) of this corporation existing at the time of such amendment, repeal or modification.

         IN WITNESS WHEREOF, the undersigned, being the sole Incorporator of this Corporation has executed these Articles of Incorporation on March 3, 1999.


                                                     WILLIAM E.GREEN


                                                                     EXHIBIT 3.1